Exhibit 23(i)

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-252290 on Form S-1 of our report dated March 25, 2022, relating to the statutory basis financial statements of MEMBERS Life Insurance Company, appearing in the Prospectus, which is a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 6, 2022